Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 12, 2011, in Amendment No. 3 to the Registration Statement (Form F-1 No. 333-178278) and related Prospectus of Luxfer Holdings PLC dated December 9, 2011.

/s/ Ernst & Young LLP

Manchester, England

December 9, 2011